Exhibit 99.1

For Immediate Release
NASDAQ Stock Market: MCBC

Macatawa Bank Corporation Reports
Fourth Quarter and Full Year 2022 Results

HOLLAND, Mich. (January 26, 2023) – Macatawa Bank Corporation (NASDAQ: MCBC), the holding company for Macatawa Bank (collectively, the “Company”), today announced its results for the fourth quarter 2022.

•	Full year net income of $34.7 million versus $29.0 million in the prior year
•	Net income of $12.1 million in fourth quarter 2022 – up 21% versus $10.0 million in third quarter 2022 and up 95% versus $6.2 million in fourth quarter 2021
•	Net interest margin increased 48 basis points to 3.34% in fourth quarter 2022 versus third quarter 2022 and increased 149 basis points versus fourth quarter 2021
•	Intentional asset-sensitive balance sheet structure continued to produce improved net interest income and net interest margin in rising interest rate environment
•	Continued loan portfolio growth – $39.1 million, or 14% annualized growth rate, for the fourth quarter 2022
•	Provision for loan losses of $375,000 due primarily to loan growth
•	Grew investment securities portfolio by $44.8 million in fourth quarter 2022 to supplement loan growth and continued deployment of excess liquidity
•	Deposit portfolio balances showed further growth in fourth quarter 2022

The Company reported net income of $12.1 million, or $0.35 per diluted share, in fourth quarter 2022 compared to $6.2 million, or $0.18 per diluted share, in fourth quarter 2021.    For the full year 2022, the Company reported net income of $34.7 million, or $1.01 per diluted share, compared to $29.0 million, or $0.85 per diluted share, for the full year 2021.

"We are pleased to report very strong profitability for the fourth quarter of 2022,” said Ronald L. Haan, President and CEO of the Company.  “The impact of rising interest rates on our asset-sensitive balance sheet resulted in a significant increase in revenue and bottom line for each quarter during 2022.  Net interest income for the fourth quarter 2022 was $3.1 million higher than the third quarter 2022 and was nearly double fourth quarter 2021 net interest income, up $10.0 million,  reflecting benefits from federal funds rate increases and growth in our loan and investment securities portfolios.  We remain encouraged by our commercial loan origination activity while maintaining excellent credit quality. Our deposit balances remained strong, growing during the fourth quarter 2022 by $58.9 million, and total deposit balances at the end of the quarter were higher than the level of balances a year ago at the same time.”

Macatawa Bank Corporation 4Q Results / page 2 of 7

Mr. Haan concluded:  "Despite ongoing economic uncertainty and a rapidly changing operating environment, we remain focused on our primary goal of driving consistent and profitable growth.  We achieved strong operating performance in 2022, and we believe the Company’s operations and balance sheet are very well positioned as we enter a new year.”

Operating Results
Net interest income for the fourth quarter 2022 totaled $22.9 million, an increase of $3.1 million from third quarter 2022 and an increase of $10.0 million from the fourth quarter 2021.  Net interest margin for fourth quarter 2022 was 3.34 percent, up 48 basis points from the third quarter 2022 and up 149 basis points from the fourth quarter 2021.  Net interest income for the fourth quarter 2021 included $1.2 million in fees from loans originated under the Paycheck Protection Program (“PPP”).  The remaining loans under this program received forgiveness during 2022, so net interest income for the fourth quarter 2022 did not include any such fees.  Net interest income in 2022 versus 2021 benefited from the significant increases in the federal funds rate beginning in March 2022 and through December 2022 totaling 425 basis points and the related increases in rate indices impacting the Company’s variable rate loan portfolios.  Interest on federal funds increased by $1.8 million compared to third quarter 2022 and by $6.0 million compared to fourth quarter 2021.  Net interest income also benefited from growth in the investment securities portfolio to further deploy excess liquid funds held by the Company.  Interest on investments increased by $669,000 over third quarter 2022 and by $3.0 million over fourth quarter 2021.

Non-interest income increased $146,000 in fourth quarter 2022 compared to third quarter 2022 and decreased $311,000 from fourth quarter 2021.  Brokerage income was up $356,000 in the fourth quarter 2022 compared to the third quarter 2022 and was up $335,000 compared to the fourth quarter 2021.  This offset the negative impact of the rising rate environment on mortgage loan sales gains and trust fees.  Gains on sales of mortgage loans in fourth quarter 2022 were down $134,000 compared to third quarter 2022 and were down $482,000 from fourth quarter 2021.  The Company originated $1.2 million in mortgage loans for sale in fourth quarter 2022 compared to $6.5 million in third quarter 2022 and $16.4 million in fourth quarter 2021. Trust fees were up $21,000 in fourth quarter 2022 compared to third quarter 2022 and were down $124,000 compared to fourth quarter 2021, due largely to stock market conditions.  Income from debit and credit cards was down $40,000 in fourth quarter 2022 compared to third quarter 2022 and was up $24,000 compared to fourth quarter 2021 due primarily to customer usage behavior.  Deposit service charge income, including treasury management fees, was down $186,000 in fourth quarter 2022 compared to third quarter 2022 and was down $130,000 from fourth quarter 2021 primarily due to higher earnings credits provided on treasury management accounts with the increase in deposit market interest rates.

Macatawa Bank Corporation 4Q Results / page 3 of 7

Non-interest expense was $12.4 million for fourth quarter 2022, compared to $12.1 million for third quarter 2022 and $11.3 million for fourth quarter 2021.  The largest component of non-interest expense was salaries and benefits expenses.  Salaries and benefits expenses were up $225,000 compared to third quarter 2022 and were up $840,000 compared to fourth quarter 2021.  The increase compared to third quarter 2022 was primarily due to a higher level of variable compensation for brokerage services, bonus expense and medical insurance costs, while the increase from fourth quarter 2021 was due largely to a higher level of salary and other compensation resulting from merit adjustments to base pay effective April 1, 2022, a higher level of variable compensation for brokerage services, a higher level of 401k matching contributions and a higher level of medical insurance costs, partially offset by lower mortgage sales commissions.  The table below identifies the primary components of the changes in salaries and benefits between periods.

Dollars in 000s	Q4 2022 to Q3 2022	Q4 2022 to Q4 2021

Salaries and other compensation	$(9)	$332
Salary deferral from commercial loans	---	26
Bonus accrual	25	(64)
Mortgage production – variable comp	(37)	(93)
Brokerage – variable comp	128	110
401k matching contributions	(18)	84
Medical insurance costs	136	445
Total change in salaries and benefits	$225	$840

Occupancy expenses were down $21,000 in fourth quarter 2022 compared to third quarter 2022 and were up $5,000 compared to fourth quarter 2021.  Data processing expenses were down $19,000 in fourth quarter 2022 compared to third quarter 2022 and were up $111,000 compared to fourth quarter 2021 due to higher usage of electronic banking services and debit cards by our customers.  Outside services were up $121,000 in the fourth quarter 2022 compared to third quarter 2022 and were up by $135,000 compared to fourth quarter 2021 due to higher recruiting costs and outsourced audits.  Other categories of non-interest expense were relatively flat compared to third quarter 2022 and fourth quarter 2021 due to a continued focus on expense management.

Federal income tax expense was $3.0 million for fourth quarter 2022, $2.5 million for third quarter 2022, and $1.4 million for fourth quarter 2021.  The effective tax rate was 19.6 percent for fourth quarter 2022, compared to 19.9 percent for third quarter 2022 and 18.0 percent for fourth quarter 2021.  The increase in the effective tax rate over 2021 was due to higher levels of taxable income from both growth in taxable securities held in our investment portfolio and growth in taxable income from rising interest rates while our tax-exempt income has remained relatively flat.

Macatawa Bank Corporation 4Q Results / page 4 of 7

Asset Quality
A provision for loan losses of $375,000 was recorded in the fourth quarter 2022.  No provision for loan losses was recorded in third quarter 2022 while a provision benefit of $750,000 was recorded in fourth quarter 2021.  Net loan recoveries for fourth quarter 2022 were $89,000, compared to third quarter 2022 net loan recoveries of $190,000 and fourth quarter 2021 net loan recoveries of $107,000.  At December 31, 2022, the Company had experienced net loan recoveries in thirty of the past thirty-two quarters.  Total loans past due on payments by 30 days or more amounted to $172,000 at December 31, 2022, versus $84,000 at September 30, 2022 and $129,000 at December 31, 2021.  Delinquencies at December 31, 2022 were comprised of just three individual loans.  Delinquency as a percentage of total loans was just 0.01 percent at December 31, 2022, well below the Company’s peer level.

The allowance for loan losses of $15.3 million was 1.30 percent of total loans at December 31, 2022, compared to $14.8 million or 1.30 percent of total loans at September 30, 2022, and $15.9 million or 1.43 percent at December 31, 2021.  The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 196-to-1 as of December 31, 2022.

At December 31, 2022, the Company's nonperforming loans were $78,000, representing 0.01 percent of total loans.  This compares to $85,000 (0.01 percent of total loans) at September 30, 2022 and $92,000 (0.01 percent of total loans) at December 31, 2021.  Other real estate owned and repossessed assets were $2.3 million at December 31, 2022, unchanged from $2.3 million at September 30, 2022 and December 31, 2021.  Total nonperforming assets, including other real estate owned and nonperforming loans, decreased by $14,000 from December 31, 2021 to December 31, 2022.

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	Dec 31, 2022		Sept 30, 2022		June 30, 2022	Mar 31, 2022	Dec 31, 2021

Commercial Real Estate	$	---	$	---	$5	$5	$5
Commercial and Industrial		---		---	1	1	1
Total Commercial Loans		---		---	6	6	6
Residential Mortgage Loans		78		85	84	84	86
Consumer Loans		---		---	---	---	---
Total Non-Performing Loans		$78		$85	$90	$90	$92

Macatawa Bank Corporation 4Q Results / page 5 of 7

A break-down of non-performing assets is shown in the table below.

Dollars in 000s	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021

Non-Performing Loans	$78	$85	$90	$90	$92
Other Repossessed Assets	---	---	---	---	---
Other Real Estate Owned	2,343	2,343	2,343	2,343	2,343
Total Non-Performing Assets	$2,421	$2,428	$2,433	$2,433	$2,435

Balance Sheet, Liquidity and Capital

Total assets were $2.91 billion at December 31, 2022, an increase of $71.9 million from $2.84 billion at September 30, 2022 and a decrease of $21.8 million from $2.93 billion at December 31, 2021.

The Company continued to increase its investment portfolio to deploy some of its excess liquidity.  The Company’s investment portfolio primarily consists of U.S. treasury and agency securities, agency mortgage backed securities and various municipal securities. Total securities were $848.0 million at December 31, 2022, an increase of $44.8 million from $803.2 million at September 30, 2022 and an increase of $295.0 million from $553.1 million at December 31, 2021.

Total loans were $1.18 billion at December 31, 2022, an increase of $39.1 million from $1.14 billion at September 30, 2022 and an increase of $68.8 million from $1.11 billion at December 31, 2021.

Commercial loans increased by $43.0 million from December 31, 2021 to December 31, 2022, along with an increase of $21.3 million in the residential mortgage portfolio, and an increase of $4.4 million in the consumer loan portfolio.  Within commercial loans, commercial real estate loans increased by $21.5 million and commercial and industrial loans increased by $21.5 million.  However, the largest change in commercial loans was in PPP loans which decreased by $41.9 million due to forgiveness by the SBA.  Excluding PPP loans, total commercial loans increased by $63.4 million.  The loan growth experienced in this time period was the direct result of both new loan prospecting efforts and existing customers beginning to borrow more for expansion of their businesses.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	Dec 31, 2022	Sept 30, 2022	June 30, 2022	Mar 31, 2022	Dec 31, 2021

Construction and Development	$116,715	$111,624	$107,325	$104,945	$103,755
Other Commercial Real Estate	420,888	410,600	411,778	417,368	412,346
Commercial Loans Secured by Real Estate	537,603	522,224	519,103	522,313	516,101
Commercial and Industrial	441,716	427,034	407,788	402,854	378,318
Paycheck Protection Program	---	32	2,791	7,393	41,939
Total Commercial Loans	$979,319	$949,290	$929,682	$932,560	$936,358

Macatawa Bank Corporation 4Q Results / page 6 of 7

Total deposits were $2.62 billion at December 31, 2022, up $59.0 million, or 2.3 percent, from $2.56 billion at September 30, 2022 and up $37.2 million, or 1.4 percent, from $2.58 billion at December 31, 2021.  Demand deposits were up $8.2 million at the end of fourth quarter 2022 compared to the end of third quarter 2022 and were down $26.9 million compared to the end of fourth quarter 2021.  Money market deposits and savings deposits were up $31.0 million from the end of third quarter 2022 and were up $56.6 million from the end of fourth quarter 2021.  Certificates of deposit were up $19.8 million at December 31, 2022 compared to September 30, 2022 and were up $7.5 million compared to December 31, 2021 as customers reacted to changes in market interest rates.  As deposit rates dropped during the pandemic, the Company experienced some shifting between deposit types.  As rates have increased, the Company has begun to see another shift to interest and higher interest earning deposit types.  The Company continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

Other borrowed funds of $30.0 million at December 31, 2022 were unchanged compared to September 30, 2022 and were down $55.0 million compared to $85.0 million at December 31, 2021.  The decrease compared to the fourth quarter 2021 was largely due to the FHLB exercising its put options on a $25.0 million advance carrying a rate of 0.01% and a $10.0 million advance carrying a rate of 0.45%.  In addition, during the second quarter 2022, the Company prepaid $20.0 million in FHLB advances, with interest rates ranging from 2.91% to 3.05%.  Prepayment fees totaled $87,000 and were included in interest expense in the second quarter 2022.  Paying these advances off early will save the Company over $650,000 in annual interest expense, net of the prepayment fees incurred.

The Company's total risk-based regulatory capital ratio at December 31, 2022 was consistent with the ratio at September 30, 2022 and December 31, 2021.  Macatawa Bank’s risk-based regulatory capital ratios continue to be at levels considerably above those required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  As such, the Bank was categorized as "well capitalized" at December 31, 2022.

About Macatawa Bank
Headquartered in Holland, Michigan, Macatawa Bank offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties.  The bank is recognized for its local management team and decision making, along with providing customers excellent service, a rewarding experience and superior financial products. Macatawa Bank has been recognized for twelve years as one of “West Michigan’s 101 Best and Brightest Companies to Work For”. For more information, visit www.macatawabank.com.

Macatawa Bank Corporation 4Q Results / page 7 of 7

CAUTIONARY STATEMENT:  This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Forward-looking statements are identifiable by words or phrases such as “anticipates,” "believe," "expect," "may," "should," "will," ”intend,” "continue," "improving," "additional," "focus," "forward," "future," "efforts," "strategy," "momentum," "positioned," and other similar words or phrases.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, future asset quality, future growth, future interest rates, future net interest margin and future economic conditions.  All statements with references to future time periods are forward-looking.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, reduce non-performing asset expenses, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured.  The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2021.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Contact:
Jon W. Swets
Chief Financial Officer
616-494-7645
jswets@macatawabank.com

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)
(Dollars in thousands except per share information)

	Quarterly			Twelve Months Ended
EARNINGS SUMMARY	4th Qtr 2022	3rd Qtr 2022	4th Qtr 2021	December 31
				2022	2021
Total interest income	$25,454	$20,875	$13,334	$74,906	$58,634
Total interest expense	2,587	1,104	508	4,760	2,565
Net interest income	22,867	19,771	12,826	70,146	56,069
Provision for loan losses	375	-	(750)	(1,125)	(2,050)
Net interest income after provision for loan losses	22,492	19,771	13,576	71,271	58,119

NON-INTEREST INCOME
Deposit service charges	1,077	1,263	1,206	4,769	4,446
Net gains on mortgage loans	32	166	514	706	4,691
Trust fees	990	969	1,114	4,143	4,331
Other	2,936	2,491	2,512	10,401	10,227
Total non-interest income	5,035	4,889	5,346	20,019	23,695

NON-INTEREST EXPENSE
Salaries and benefits	6,864	6,639	6,024	26,194	25,216
Occupancy	968	989	963	4,200	3,986
Furniture and equipment	991	1,014	1,011	4,008	3,940
FDIC assessment	211	201	217	789	749
Other	3,414	3,284	3,122	13,035	12,199
Total non-interest expense	12,448	12,127	11,337	48,226	46,090
Income before income tax	15,079	12,533	7,585	43,064	35,724
Income tax expense	2,961	2,488	1,369	8,333	6,710
Net income	$12,118	$10,045	$6,216	$34,731	$29,014

Basic earnings per common share	$0.35	$0.29	$0.18	$1.01	$0.85
Diluted earnings per common share	$0.35	$0.29	$0.18	$1.01	$0.85
Return on average assets	1.72%	1.40%	0.85%	1.21%	1.02%
Return on average equity	20.22%	16.41%	9.84%	14.19%	11.74%
Net interest margin (fully taxable equivalent)	3.34%	2.86%	1.85%	2.56%	2.09%
Efficiency ratio	44.61%	49.18%	62.39%	53.49%	57.78%

BALANCE SHEET DATA	December 31	September 30	December 31
Assets	2022	2022	2021
Cash and due from banks	$51,215	$33,205	$23,669
Federal funds sold and other short-term investments	703,955	733,347	1,128,119
Debt securities available for sale	499,257	453,728	416,063
Debt securities held to maturity	348,765	349,481	137,003
Federal Home Loan Bank Stock	10,211	10,211	11,558
Loans held for sale	215	234	1,407
Total loans	1,177,748	1,138,645	1,108,993
Less allowance for loan loss	15,285	14,821	15,889
Net loans	1,162,463	1,123,824	1,093,104
Premises and equipment, net	40,306	40,670	41,773
Bank-owned life insurance	53,345	53,193	52,468
Other real estate owned	2,343	2,343	2,343
Other assets	34,844	34,802	21,244

Total Assets	$2,906,919	$2,835,038	$2,928,751

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$834,879	$855,744	$886,115
Interest-bearing deposits	1,780,263	1,700,453	1,691,843
Total deposits	2,615,142	2,556,197	2,577,958
Other borrowed funds	30,000	30,000	85,000
Long-term debt	-	-	-
Other liabilities	14,739	12,287	11,788
Total Liabilities	2,659,881	2,598,484	2,674,746

Shareholders' equity	247,038	236,554	254,005

Total Liabilities and Shareholders' Equity	$2,906,919	$2,835,038	$2,928,751

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands except per share information)

	Quarterly					Year to Date
	4th Qtr 2022	3rd Qtr 2022	2nd Qtr 2022	1st Qtr 2022	4th Qtr 2021	2022	2021

EARNINGS SUMMARY
Net interest income	$22,867	$19,771	$14,843	$12,665	$12,826	$70,146	$56,069
Provision for loan losses	375	-	-	(1,500)	(750)	(1,125)	(2,050)
Total non-interest income	5,035	4,889	5,131	4,965	5,346	20,019	23,695
Total non-interest expense	12,448	12,127	11,913	11,739	11,337	48,226	46,090
Federal income tax expense	2,961	2,488	1,493	1,391	1,369	8,333	6,710
Net income	$12,118	$10,045	$6,568	$6,000	$6,216	$34,731	$29,014

Basic earnings per common share	$0.35	$0.29	$0.19	$0.18	$0.18	$1.01	$0.85
Diluted earnings per common share	$0.35	$0.29	$0.19	$0.18	$0.18	$1.01	$0.85

MARKET DATA
Book value per common share	$7.20	$6.91	$7.10	$7.17	$7.41	$7.20	$7.41
Tangible book value per common share	$7.20	$6.91	$7.10	$7.17	$7.41	$7.20	$7.41
Market value per common share	$11.03	$9.26	$8.84	$9.01	$8.82	$11.03	$8.82
Average basic common shares	34,277,839	34,251,792	34,253,846	34,254,772	34,229,664	34,259,604	34,202,179
Average diluted common shares	34,277,839	34,251,792	34,253,846	34,254,772	34,229,664	34,259,604	34,202,179
Period end common shares	34,298,640	34,251,485	34,253,147	34,253,962	34,259,945	34,298,640	34,259,945

PERFORMANCE RATIOS
Return on average assets	1.72%	1.40%	0.92%	0.82%	0.85%	1.21%	1.02%
Return on average equity	20.22%	16.41%	10.80%	9.54%	9.84%	14.19%	11.74%
Efficiency ratio	44.61%	49.18%	59.64%	66.59%	62.39%	53.49%	57.78%
Full-time equivalent employees (period end)	318	316	315	311	311	318	311

YIELDS AND COST OF FUNDS RATIOS
Federal funds sold and other short-term investments	3.72%	2.27%	0.79%	0.19%	0.15%	1.53%	0.13%
Debt securities (fully taxable equivalent)	2.25%	2.07%	1.87%	1.66%	1.78%	1.99%	1.99%
Commercial loans	4.93%	4.30%	3.79%	3.88%	4.01%	4.22%	4.05%
Residential mortgage loans	3.53%	3.39%	3.27%	3.22%	3.29%	3.36%	3.41%
Consumer loans	6.22%	5.18%	4.09%	3.89%	3.95%	4.88%	4.05%
Total loans	4.83%	4.24%	3.74%	3.81%	3.93%	4.16%	3.98%
Total yield on interest earning assets (fully taxable equivalent)	3.72%	3.02%	2.28%	1.92%	1.92%	2.73%	2.19%
Interest bearing demand deposits	0.34%	0.14%	0.03%	0.02%	0.02%	0.14%	0.03%
Savings and money market accounts	0.73%	0.29%	0.07%	0.03%	0.03%	0.28%	0.03%
Time deposits	0.84%	0.29%	0.20%	0.23%	0.31%	0.40%	0.49%
Total interest bearing deposits	0.57%	0.22%	0.06%	0.04%	0.04%	0.23%	0.06%
Other borrowed funds	2.08%	2.08%	2.53%	1.51%	1.50%	1.96%	1.77%
Total average cost of funds on interest bearing liabilities	0.60%	0.26%	0.14%	0.11%	0.11%	0.28%	0.15%
Net interest margin (fully taxable equivalent)	3.34%	2.86%	2.19%	1.85%	1.85%	2.56%	2.09%

ASSET QUALITY
Gross charge-offs	$23	$46	$60	$35	$22	$164	$124
Net charge-offs/(recoveries)	$(89)	$(190)	$(15)	$(227)	$(107)	$(521)	$(531)
Net charge-offs to average loans (annualized)	-0.03%	-0.07%	-0.01%	-0.08%	-0.04%	-0.05%	-0.04%
Nonperforming loans	$78	$85	$90	$90	$92	$78	$92
Other real estate and repossessed assets	$2,343	$2,343	$2,343	$2,343	$2,343	$2,343	$2,343
Nonperforming loans to total loans	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%
Nonperforming assets to total assets	0.08%	0.09%	0.09%	0.08%	0.08%	0.08%	0.08%
Allowance for loan losses	$15,285	$14,821	$14,631	$14,616	$15,889	$15,285	$15,889
Allowance for loan losses to total loans	1.30%	1.30%	1.32%	1.33%	1.43%	1.30%	1.43%
Allowance for loan losses to total loans (excluding PPP loans)	1.30%	1.30%	1.32%	1.34%	1.49%	1.30%	1.49%
Allowance for loan losses to nonperforming loans	19596.15%	17436.47%	16256.67%	16240.00%	17270.65%	19596.15%	17270.65%

CAPITAL
Average equity to average assets	8.49%	8.52%	8.55%	8.62%	8.66%	8.55%	8.71%
Common equity tier 1 to risk weighted assets (Consolidated)	16.94%	16.72%	16.54%	16.92%	17.24%	16.94%	17.24%
Tier 1 capital to average assets (Consolidated)	9.73%	9.29%	9.13%	8.82%	8.72%	9.73%	8.72%
Total capital to risk-weighted assets (Consolidated)	17.87%	17.64%	17.47%	17.88%	18.32%	17.87%	18.32%
Common equity tier 1 to risk weighted assets (Bank)	16.44%	16.24%	16.04%	16.39%	16.70%	16.44%	16.70%
Tier 1 capital to average assets (Bank)	9.44%	9.02%	8.85%	8.55%	8.44%	9.44%	8.44%
Total capital to risk-weighted assets (Bank)	17.37%	17.16%	16.97%	17.35%	17.77%	17.37%	17.77%
Common equity to assets	8.50%	8.34%	8.74%	8.38%	8.67%	8.50%	8.67%
Tangible common equity to assets	8.50%	8.34%	8.74%	8.38%	8.67%	8.50%	8.67%

END OF PERIOD BALANCES
Total portfolio loans	$1,177,748	$1,138,645	$1,111,915	$1,101,902	$1,108,993	$1,177,748	$1,108,993
Earning assets	2,781,515	2,727,924	2,655,706	2,802,498	2,803,853	2,781,515	2,803,853
Total assets	2,906,919	2,835,038	2,781,208	2,929,883	2,928,751	2,906,919	2,928,751
Deposits	2,615,142	2,556,197	2,494,583	2,582,297	2,577,958	2,615,142	2,577,958
Total shareholders' equity	247,038	236,554	243,109	245,602	254,005	247,038	254,005

AVERAGE BALANCES
Federal funds sold and other short-term investments	$681,489	$923,153	$858,545	$1,111,216	$1,230,618	$862,240	$1,067,237
Total debt securities	862,613	711,765	751,411	572,708	426,871	749,787	362,972
Total portfolio loans	1,159,449	1,124,950	1,103,955	1,092,673	1,109,863	1,120,453	1,253,706
Earning assets	2,713,294	2,746,975	2,724,714	2,788,254	2,780,236	2,743,141	2,698,846
Total assets	2,822,770	2,874,343	2,847,381	2,917,462	2,917,569	2,865,254	2,836,627
Noninterest bearing deposits	847,752	917,552	897,727	875,223	899,670	884,579	885,838
Total interest bearing deposits	1,687,693	1,668,613	1,639,384	1,694,092	1,665,292	1,672,417	1,604,999
Total deposits	2,535,446	2,586,165	2,537,111	2,569,315	2,564,961	2,556,996	2,490,838
Borrowings	30,000	56,234	54,305	85,002	85,000	49,622	84,810
Total shareholders' equity	239,684	244,857	243,352	251,600	252,606	244,841	247,075